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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the use of our report dated February 1, 1995 relating to the consolidated financial statements of ATCOR Resources Ltd. as at December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                             Price Waterhouse

Calgary, Alberta
December 11, 1995